Exhibit 32.1

Certification of President and Chief Financial Officer Pursuant to 18 U.S.C. 1350,
as Adopted Pursuant to § 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Willdan Group, Inc. (the “Company”) for the year ended December 29, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Tracy Lenocker, as President and Chief Executive Officer of the Company, and Mallory McCamant, as Chief Financial Officer, Senior Vice President and Assistant Secretary of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his or her knowledge:

(1)   The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)   The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

By:	/s/ Tracy Lenocker
Tracy Lenocker
President and Chief Executive Officer
March 27, 2007
By:	/s/ Mallory McCamant
Mallory McCamant
Chief Financial Officer, Senior Vice President and Assistant Secretary
March 27, 2007

This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended, and it is not to be incorporated by reference into any filing of the Company, regardless of any general incorporation language in such filing. A signed original of this written statement required by § 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.